UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Employment Agreement with W. Nicholas Howley

On February 24, 2011, TransDigm Group Incorporated (the “Company”) and W. Nicholas Howley, Chairman and Chief Executive Officer of the Company, entered into an amended and restated employment agreement (the “Howley Employment Agreement”), replacing Mr. Howley’s current employment agreement that was set to expire April 25, 2013. Unless earlier terminated by the Company or Mr. Howley, the term of the Howley Employment Agreement expires on December 31, 2015. However, unless the Company or Mr. Howley elects not to renew the initial term, upon the expiration of the initial term, the employment agreement will automatically be extended for one additional one-year period. The Howley Employment Agreement provides that Mr. Howley is entitled to receive an annual base salary of not less than $740,000 in calendar 2011 (retroactive to January 1, 2011) and not less than $873,443 in calendar 2012 and each calendar year during the term thereafter, which annual base salary is subject to annual review. Mr. Howley’s bonus target has been set at 115% of his annual base salary for 2011 and 124% of his annual base salary for 2012 and each year during the term thereafter.

In addition, the Howley Employment Agreement provides that within 60 days following stockholder approval of the proposed amendment to the Company’s 2006 Stock Incentive Plan, as amended (the “2006 Plan”) that would increase the number of shares of common stock available for issuance thereunder, the Company shall grant Mr. Howley options to purchase 510,000 shares of Company common stock in accordance with the Company’s equity incentive program under the 2006 Plan. If the stockholders do not approve the 2006 Plan amendment, then the initial term of Mr. Howley’s employment agreement will expire on April 25, 2013.

The Howley Employment Agreement provides that Mr. Howley’s option agreement for the 510,000 options to be granted under the Plan will provide that if Mr. Howley’s employment terminates by reason of death, disability, termination without cause or termination for good reason, vesting of the options will continue after termination of employment as follows: if the termination is on or after April 25, 2011 but prior to April 25, 2012, 20% of the remaining options will continue to vest in accordance with their terms; if the termination is on or after April 25, 2012 but prior to April 25, 2013, 40% of the remaining options will continue to vest in accordance with their terms; if the termination is on or after April 25, 2013 but prior to April 25, 2014, 60% of the remaining options will continue to vest in accordance with their terms; if the termination is on or after April 25, 2014 but prior to April 25, 2015, 80% of the remaining options will continue to vest in accordance with their terms; and if the termination is on or after April 25, 2015, 100% of the remaining options will continue to vest in accordance with their terms.

Mr. Howley will continue to be entitled to use the aircraft used by the Company for personal use up to 12 times per year through December 31, 2013, so long as such use does not interfere with Company use. Mr. Howley will have imputed income with respect to such use at the Standard Industry Fare Level (SIFL) rate, as published by the Internal Revenue Code.

The remaining provisions of the current employment agreement remain substantially the same.

Although the Board and Mr. Howley extensively discussed paying Mr. Howley substantially all of his compensation in the form of options, Mr. Howley and the Board determined that a compensation arrangement as reflected in the Amended Employment Agreement was in the best interests of the Company.

Mr. Howley’s second amended and restated employment agreement is filed with this Report as Exhibit 10.1.

Employment Agreements with Gregory Rufus and Raymond Laubenthal

On February 24, 2011, the Company and each of Messrs. Gregory Rufus, Chief Financial Officer of the Company, and Raymond Laubenthal, President and Chief Operating Officer of the Company, entered into amended and restated employment agreements, replacing their current employment agreements that were set to expire November 18, 2012. Unless earlier terminated by the Company or Mr. Rufus, the term of Mr. Rufus’ employment agreement expires on December 31, 2015. Unless earlier terminated by the Company or Mr. Laubenthal, the term of Mr. Laubenthal’s employment agreement expires on October 1, 2015. However, unless the Company, on the one hand, or Mr. Rufus or Mr. Laubenthal, on the other hand, elects not to renew the initial term, upon the expiration of the initial term, the employment agreement will automatically be extended for one additional two-year period. Under the terms of their respective employment agreements, Mr. Rufus and Mr. Laubenthal are entitled to receive annual base salaries of not less than $395,000 and $500,000, respectively, which annual base salary is subject to annual review. Mr. Rufus’s and Mr. Laubenthal’s bonus targets have been set at 65% and 80% of their respective annual base salaries.

Copies of the second amended and restated employment agreements of Mr. Rufus and Mr. Laubenthal are filed with this Report as Exhibits 10.2 and 10.3.

Employment Agreements with Robert Henderson, James Riley, Bernt Iversen and Albert Rodriguez

On February 24, 2011, the Company and Robert Henderson, Executive Vice President of the Company, James Riley, Executive Vice President of the Company, Bernt Iversen, Executive Vice President of the Company, and Albert Rodriguez, Executive Vice President – Mergers and Acquisitions of the Company, respectively, entered into employment agreements to serve as executive vice presidents of the Company. The employment agreements are substantially in the same form as those of Mr. Rufus and Mr. Laubenthal. Unless earlier terminated by the Company or the applicable executive, the initial term of the employment agreement expires on October 1, 2016. However, unless the Company or the applicable executive elects not to renew the initial term, upon the expiration of the initial term, the employment agreement will automatically be extended for one additional two-year period. Under the terms of the applicable employment agreement, Mr. Henderson is entitled to receive an annual base salary of not less than $365,000, Mr. Riley is entitled to receive an annual base salary of not less than $350,000, Mr. Iversen is entitled to receive an annual base salary of not less than $310,000 and Mr. Rodriguez is entitled to receive an annual base salary of not less than $335,000, each of which is subject to annual review. Further, each executive officer’s bonus target has been set at 65% of his annual base salary. In addition, under the terms of the applicable employment agreement, each of these executive officers is entitled to participate in employee benefit plans, programs and arrangements that the Company may maintain from time to time for our senior officers.

The employment agreements provide that if the applicable executive is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by us. In addition, if the applicable executive’s employment is terminated without cause, if he terminates his employment for certain enumerated good reasons, or if his employment terminates due to his death or disability, the Company will pay the executive, in substantially equal installments over a 12-month period, an amount equal to one times his salary plus one times the greater of the all of the bonuses paid or payable to him for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which his employment terminates, determined in accordance with the Company’s bonus program(s) if any.

During the term of each executive’s employment and following any termination thereof, for a period of 24 months, each executive will be prohibited from engaging in any business that competes with any business of the Company or its subsidiaries. In addition, during the term of his employment and for the two-year period following the termination of each executive’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, the Company or any of its subsidiaries during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with the Company or such subsidiary. Under the terms of his employment agreement, each executive is also subject to certain confidentiality and non-disclosure obligations, and the Company has agreed, so long as the applicable executive is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of ours or his serving or having served any other enterprise as a director, officer or employee at our request.

The employment agreements of Messrs. Henderson, Riley, Iversen and Rodriguez are filed with this Report as Exhibits 10.4, 10.5, 10.6 and 10.7.

Amendments to Outstanding Option Agreements

On February 24, 2011, the Compensation Committee of the Company’s Board of Directors approved an amendment to all outstanding options under the 2006 Plan to add a market based “sweep,” which provides that all options will accelerate and become fully vested if the closing price of the Company’s common stock on the New York Stock Exchange exceeds $160 per share on any 60 trading days during any consecutive 12-month period,

The Compensation Committee and Board of Directors, as necessary, also approved amendments to all option agreements outstanding under the 2006 Plan to modify the Annual Operational Performance per Diluted Share (“AOP”) required for option vesting was modified such that minimum vesting would be achieved, commencing in fiscal 2011, at 10% growth (instead of 12.5% growth) per year and maximum vesting would be achieved at 17.5% growth (instead of 20% growth) per year and made comparable changes to the cumulative performance vesting. The Board approved comparable changes to the AOP and cumulative vesting requirements for outstanding options held by non-employee directors. The changes were made in light of the Company’s acquisition of McKechnie Aerospace Holdings, Inc. and other recent acquisition activity and consistent with the Company’s philosophy that its equity compensation would be based on a private equity model, based the Board’s belief that 17.5% growth is more consistent with current net returns from larger, well performing private equity funds and more consistent with the performance criteria for well performing equities.

The Compensation Committee also approved the following additional amendments to only those outstanding option agreements under the 2006 Plan granted in favor of executive officers: (1) providing for a two-year catch up provision for vesting in 2012 and 2013 for executive officers only if projected AOP is exceeded in 2014 and 2015; this provision is in contemplation of grants of new options to executive officers with vesting dates in 2014 and 2015 if the Company’s proposed amendment to its 2006 Stock Incentive Plan, as set forth in its 2011 proxy statement, is approved and (2) the extension of the period of exercisability of options post-termination for executive officers to the remainder of the term of the option in the event of termination for death, disability, without cause or for good reason (each as defined in the applicable employment agreement) (currently one year for death or disability and six months for termination for good reason or without cause). In addition, the board made changes comparable to the foregoing changes described in the preceding clause (2) regarding extension of the period of exercisability post-termination for executive officers only in connection with options granted under the Company’s Fourth Amended and Restated 2003 Stock Option Plan, as amended.

Further, the Board approved a clarifying change to Mr. Howley’s outstanding option agreement, which provides for post-termination vesting under certain circumstances, to ensure that if the option vests after termination of employment under circumstances which would have a limited post-termination exercise period, Mr. Howley will have at least six months following the vesting of the option in which to exercise the option.

The text of the foregoing amendments is filed with this Report as Exhibit 10.8.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit 10.1	Second Amended and Restated Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and W. Nicholas Howley.

Exhibit 10.2	Second Amended and Restated Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Gregory Rufus.

Exhibit 10.3	Second Amended and Restated Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Raymond Laubenthal.

Exhibit 10.4	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Robert Henderson.

Exhibit 10.5	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and James Riley.

Exhibit 10.6	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Bernt Iversen.

Exhibit 10.7	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Albert Rodriguez.

Exhibit 10.8	Text of Option Amendments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ W. Nicholas Howley
W. Nicholas Howley
Chairman of the Board of Directors and Chief Executive Officer

Date: February 24, 2011

Exhibit Index

Exhibit 10.1	Second Amended and Restated Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and W. Nicholas Howley.

Exhibit 10.2	Second Amended and Restated Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Gregory Rufus.

Exhibit 10.3	Second Amended and Restated Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Raymond Laubenthal.

Exhibit 10.4	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Robert Henderson.

Exhibit 10.5	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and James Riley.

Exhibit 10.6	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Bernt Iversen.

Exhibit 10.7	Employment Agreement, dated February 24, 2011, between TransDigm Group Incorporated and Albert Rodriguez.

Exhibit 10.8	Text of Option Amendments